UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2007

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 861-7900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Unless we have indicated otherwise, or the context otherwise requires, references in this current report to “RAIT,” “we,” “us,” and “our” or similar terms are to RAIT Financial Trust and its subsidiaries. On April 11, 2007, we issued a press release announcing the commencement of a private offering by RAIT. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated herein by reference and is being filed pursuant to Rule 135c under the Securities Act of 1933, as amended.

Recent Developments

On March 29, 2007, we closed Taberna Preferred Funding VIII, Ltd., a $772.0 million CDO transaction that provides financing for investments consisting of TruPS issued by REITs and real estate operating companies, senior and subordinated notes issued by real estate entities, commercial mortgage-backed securities, other real estate interests, senior loans and CDOs issued by special purpose issuers that own a portfolio of commercial real estate loans. The investments that are owned by Taberna Preferred Funding VIII are pledged as collateral to secure its debt and, as a result, are not available to us, our creditors or our shareholders. Taberna Preferred Funding VIII issued a total of $471.0 million of notes at par to investors. In addition, we retained $111.0 million of the senior notes, $50.0 million of the junior notes and $60.0 million of the preference shares. The notes issued to investors bear interest at rates ranging from LIBOR plus 0.34% to LIBOR plus 4.90%. All of the notes mature in 2037, although Taberna Preferred Funding VIII may call the notes at par at any time after May 2017. The senior notes retained by us bear interest at rates ranging from LIBOR plus 0.34% to LIBOR plus 0.53% and the junior notes retained by us bear interest at rates ranging from LIBOR plus 2.85% to LIBOR plus 4.90%. We financed our investment in the senior notes through $103.7 million of borrowings under our existing repurchase agreements bearing interest at rates ranging from LIBOR plus 0.05% to LIBOR plus 0.10%.

On February 15, 2007, we entered into a repurchase agreement with an investment bank to provide up to $750.0 million of financing to accumulate commercial loan investments in commercial mortgages and mezzanine loans on a short-term basis pending a CDO issuance. The agreement terminates on February 14, 2008 and bears interest at various rates over LIBOR ranging from 0.30% to 1.35%, depending on the types and ratings of assets financed. In connection with the proposed CDO transaction, we engaged Cohen and Company Securities LLC, an affiliate of Cohen Brothers LLC, for the placement of securities issued by the CDO. The fees to be paid by us to Cohen and Company Securities LLC are equal to 0.50% of the total expected collateral balance of the CDO at the ramp-up completion date. Daniel G. Cohen, our Chief Executive Officer and a trustee, owns a majority of the interests in Cohen Brothers LLC.

On February 12, 2007, we formed Taberna Funding Capital Trust I which issued $25.0 million of trust preferred securities to investors and $100,000 of common securities to us. The combined proceeds were used by Taberna Funding Capital Trust I to purchase $25.1 million of junior subordinated notes issued by us. The junior subordinated notes are the sole assets of Taberna Capital Trust I and mature on April 30, 2037, but are callable on or after April 30, 2012. Interest on the junior subordinated notes is payable quarterly at a fixed rate of 7.69% through April 2012 and thereafter at a floating rate equal to three-month LIBOR plus 2.50%. We received net proceeds of $24.2 million from the issuance of the junior subordinated debentures to Taberna Capital Trust I, which we used for general trust purposes, principally investing in our targeted asset classes.

On January 31, 2007, we closed Taberna Europe CDO I P.L.C., a CDO incorporated in Ireland. Taberna Europe CDO I issued €600.0 million of senior and subordinated notes in seven classes to purchase €600.0 million of collateral. The collateral primarily is comprised of subordinated debentures, CMBS, and other real estate related debt instruments backed by companies or real estate projects located in Europe. The investments that are owned by Taberna Europe CDO I are pledged as collateral to secure its debt and, as a result, are not available to us, our creditors or our shareholders. Taberna Europe CDO I issued a total of $574.7 million of senior and subordinated notes to third party investors. We purchased €11.3 million of the Class F subordinated notes, or 49% of the equity class, and €14.0 million of Class E, “BB-rated” subordinated deferrable floating rate notes. The notes issued to third party investors bear interest at rates ranging from EURIBOR plus 0.28% to EURIBOR plus 4.25%. The Class E notes retained by us bear interest at EURIBOR plus 4.25%. A wholly-owned subsidiary of ours will act as the collateral manager to Taberna Europe CDO I in which it will earn a collateral management fee of approximately 0.35% of the outstanding collateral. At closing, a subsidiary of ours recorded a structuring fee of €4.3 million. In connection with Taberna Europe CDO I, we paid Eton Park Fund L.P. and Eton Park Master Fund L.P., which we collectively refer to as Eton Park, a standby equity commitment fee of $1.0 million. In exchange for this fee, Eton Park agreed to purchase up to €5.5 million of the Class F subordinated notes issued by Taberna Europe CDO I. Eton Park owned 4,063,306 of our common shares at the time Taberna Europe CDO I was completed.

On January 24, 2007, we issued 11,500,000 of our common shares in a public offering at an offering price of $34.00 per share. After offering costs, including the underwriters’ discount and expenses of approximately $23.5 million, we received approximately $367.4 million of net proceeds.

Risks Related to Our Business

In addition to the risks described in our Annual Report on Form 10-K and our Current Reports on Forms 8-K and 8-K/A, you should also carefully consider the risk related to our business described below.

The realizable value of some of our investments, and our ability to finance those investments at acceptable rates, or at all, may be affected by factors in the residential mortgage market that are beyond our control.

We invest in various securities that have direct or indirect exposure to the U.S. residential mortgage market, including the “subprime” sectors of that market. Through our CDOs that invest in TruPS, we hold a direct investment in one issuer whose business is primarily origination of subprime mortgages. We also hold interests in a private partnership that has invested in CDO equity and debt securities which are partly backed by collateral issued by subprime mortgage originators. We also hold investments, or may in the future make investments, in companies whose businesses have or will have exposure, directly or indirectly, to the subprime or other components of the U.S. residential mortgage market. Moreover, we also hold investment grade and non-investment grade mortgage-backed securities representing interests in pools of residential mortgage loans, some of which may be characterized as subprime loans. While we believe that we have properly recorded the carrying value of all of our investments, third parties may value these investments differently than us, which may affect our cost of financing these investments.

To the extent that the credit quality of any of these investments is adversely affected by exposure to the subprime or other aspects of the U.S. residential real estate market, and we or (if we rely upon or are affected by a third party valuation) a third party determine to mark down the estimated value of that investment, we may be required to repay some portion or all of any related financing as a result of requirements to maintain specified levels of asset value, provisions relating to the amount of permissible borrowings to asset value or otherwise. Also, we finance some of our investments in mortgage-backed securities and residential mortgages through repurchase agreement facilities which contain “mark-to market” provisions. If a repurchase agreement counterparty marks down the value of our investment, we may be required to provide additional collateral to the counterparty. Failure to do so could result in the sale of the assets subject to the repurchase agreement by the counterparty and the loss of some or all of our investment.

If companies in which we invest are themselves directly or indirectly invested in U.S. residential mortgage loans and are thereby exposed to changes in the value of residential mortgage loans, the value of our investment in those companies may be temporarily or permanently impaired by movements in the market for residential mortgage loans or securities backed by such loans.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit furnished as part of this Current Report on Form 8-K is identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: April 11, 2007	By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit No.	Title
99.1	Press Release